UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2012

US. RARE EARTHS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-31199	87-0638338
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12 Gunnebo Drive, Lonoke, Arkansas 72086
(Address of Principal Executive Offices)

      (501) 676-2994
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - Corporate Governance and Management

ITEM 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On December 10, 2012, U.S. Rare Earths, Inc. (the “Company”) announced that Michael D. Parnell has agreed to assume the role of interim Chief Operating Officer, with Kevin Cassidy becoming interim Chief Executive Officer. Both changes are effective immediately.

Mr. Cassidy brings to the position in-depth experience in the financial services sector, as an Independent Director of the Company and as Managing Member and Founder of Logic International Consulting Group, LLC, a consulting firm specializing in the development of global trading businesses and the creation of the requisite infrastructure, management and support paradigms of said platforms.

Previously Mr. Cassidy was a Founding Partner and Chief Operating Officer of Archeus Capital Management, LLC, a multi strategy hedge fund that managed in excess of $3.0 billion in assets, and served as Chief Operating Officer for Bank Julius Baer (BJB), based in Zurich. Prior to BJB, Mr. Cassidy was Managing Director of UBS, where he was the Global Head of Fixed Income Derivatives Support.

In other management changes, Gregory Schifrin, Chief Operating Officer and Director, has resigned both positions, effective immediately, to focus on other mining and exploration responsibilities. Mr. Schifrin's firm, Minex Exploration LLP, remains under contract for U.S. Rare Earth's 2012 drill program. Mr. Schifrin had no disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits –

Exhibit No.	Description

99.1	Press Release of U.S. Rare Earths, Inc. dated December 10, 2012 announcing management changes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. RARE EARTHS, INC.

By: /s/ Michael D. Parnell
Date: December 14, 2012	Name: Michael D. Parnell
Title: Interim Chief Operating Officer

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits –

Exhibit No.	Description

99.1	Press Release of U.S. Rare Earths, Inc. dated December 10, 2012 announcing management changes.